Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

August 28, 2020

Repay Holdings Corporation

3 West Paces Ferry Road, Suite 200

Atlanta, Georgia 30305

Re:	Repay Holdings Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Repay Holdings Corporation, a Delaware corporation (the “Corporation”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to:

(a)    the Corporation’s issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, up to $500.0 million of the following securities (such securities, the “Primary Securities”):

1.	Shares of the Corporation’s Class A common stock, par value $0.0001 per share, (the “Common Stock”);

2.	Shares of one or more series of the Corporation’s preferred stock (the “Preferred Stock”);

3.	Warrants of the Corporation to purchase other Primary Securities (the “Warrants”);

4.	Rights to purchase shares of Common Stock and/or any of the other Primary Securities (the “Rights”);

5.	Units of the Corporation comprised of two or more of the Primary Securities, in any combination, which may or may not be separable from one another (the “Units”); and

6.	Debt securities, in one more series, of the Corporation (the “Debt Securities”).

(b)    The proposed resale of up to 21,861,169 shares of Common Stock (the “Secondary Securities” and, together with the Primary Securities, the “Securities”). The Secondary Securities are to be offered and sold by the selling securityholders listed in the Registration Statement (the “Selling Securityholders”), and consist of 21,861,169 shares of Common Stock that may be issued by the Corporation upon the exchange by certain of the Selling Securityholders of an equivalent number of limited liability company interests of Hawk Parent Holdings LLC (“Hawk Parent” and such interests, the “Post-Merger Repay Units”).

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The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and may be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Each series of Preferred Stock is to be issued under the Charter Documents (defined below) and a certificate of designation (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware. The Warrants are to be issued pursuant to one or more warrant agreements between the Corporation and a warrant agent (the “Warrant Agreement”). The Rights are to be issued under one or more rights agreements between the Corporation and an agent or other party therein (the “Rights Agreement”). The Units are to be issued pursuant to one or more unit agreements between the Corporation and a unit agent or other party therein (the “Unit Agreements”). The Debt Securities are to be issued pursuant to an indenture between the Corporation and a trustee to be named in such Indenture, a form of which is filed as Exhibit 4.7 to the Registration Statement (the “Applicable Indenture”).

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Corporation, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto, (iii) the Operating Agreement of Hawk Parent (the “Operating Agreement”), (iv) the Exchange Agreement, dated July 11, 2019, among the Corporation, Hawk Parent and holders of Post-Merger Repay Units (the “Exchange Agreement”), (v) certain corporate records of the Corporation, including minute books of the Corporation, certificates of public officials and of representatives of the Corporation and (vi) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement, if necessary, will have been prepared and filed with the Commission describing any Securities that are offered, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement or term sheet, (vii) the Debt Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the board of directors of the Corporation (the “Board”) or an authorized committee thereof (the “Corporation Authorizing Resolutions”), (viii) the terms of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, Certificate of Designation, Warrant Agreement, Rights Agreement, Unit Agreement and the Applicable Indenture, as the case may be, (ix) each of the Securities will have been duly executed and countersigned, (x) the Board will have determined that the consideration to be received for any Common Stock to be issued is adequate, (xi) the Corporation will have received the consideration provided for in the Corporation Authorizing Resolutions and any applicable purchase, underwriting or similar agreement and as contemplated by any applicable Prospectus Supplement, (xii) the Certificate of Designation, Warrant Agreement, Rights Agreement, Unit Agreement and Applicable Indenture will be duly authorized, executed and

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delivered by the parties thereto, (xiii) each person signing the Certificate of Designation, Warrant Agreement, Rights Agreement, Unit Agreement and Applicable Indenture, as applicable, will have the legal capacity and authority to do so, (xiii) with respect to the Common Stock and Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xiv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto, and (xv) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that (i) the Corporation will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Corporation is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Corporation’s Charter Documents, or any agreement or other instrument to which the Corporation or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof and will not provide for the compounding of interest if prohibited by applicable law, and (v) the choice of New York law in the Applicable Indenture is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We are, in this opinion, opining only on the General Corporation Law of the State of Delaware (the “DGCL”), and with respect to the opinions set forth in paragraphs 3 through 6 below, the internal laws of the state of New York. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1.    When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Corporation, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by any applicable Prospectus

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Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Corporation will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

2.    When a series of Preferred Stock has been duly established in accordance with the terms of the Corporation’s Charter Documents and authorized by all necessary corporate action of the Corporation, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Corporation will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3.    When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Corporation, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Corporation, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

4.    When the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Corporation, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Corporation, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

5.    When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Corporation, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Corporation, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

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6.    When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Corporation, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Corporation, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

7.    When the Secondary Securities shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Corporation against the consideration therefor contemplated by the Exchange Agreement, the Secondary Securities will have been duly authorized, legally issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP